                                 EXHIBIT 11 (B)
   SECTION 906 N-CSR CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL
                               FINANCIAL OFFICER


                        TRANSAMERICA INCOME SHARES, INC.
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2004
                            FORM N-CSR CERTIFICATION

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Certified Shareholder Report of Transamerica Income Shares, Inc. (the "Fund") on Form N-CSR for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), each of the undersigned hereby certifies that, to his knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


        /s/ Brian C. Scott                                                      Date: December 1, 2004
        ------------------
        Brian C. Scott
        Director, President and Chief Executive Officer


        /s/ Kim D. Day                                                          Date: December 1, 2004
        --------------
        Kim D. Day
        Senior Vice President, Treasurer and Chief Financial Officer


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.


This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.